UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2023

CLEAN HARBORS, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	001-34223	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Longwater Drive	Norwell	MA	02061-9149
(Address of Principal Executive Offices)			(Zip Code)

 Registrant’s telephone number, including area code (781) 792-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	CLH	New York Stock Exchange

Item 1.01. Entry into a Material Definitive Agreement.

On January 17, 2023, Clean Harbors, Inc. (the “Company”) entered into a purchase agreement (the “note purchase agreement”), between the Company, the Company’s domestic subsidiaries as guarantors, and Goldman Sachs & Co. LLC, as the representative of the initial purchasers named therein (the “initial purchasers”). Pursuant to the note purchase agreement, the initial purchasers have agreed to purchase, and the Company has agreed to issue and sell, $500.0 million aggregate principal amount of 6.375% senior notes due 2031 (the “notes”), which the initial purchasers have agreed to purchase for purposes of resale to investors in an offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). Under the note purchase agreement, the notes are priced for purposes of such resale at 100.000% of their aggregate principal amount. The purchase and sale of the notes is expected to close on or about January 24, 2023, subject to customary closing conditions. The Company intends to use the net proceeds of the offering and a $114.0 million loan under the Company’s existing revolving credit facility, together with cash on hand, to repay the $614.0 million aggregate principal amount of senior secured term loans due in 2024 which are now outstanding under the Company’s term loan credit facility and to pay fees and expenses in connection with the offering of the notes and accrued interest in connection with such repayment of senior secured term loans.

The note purchase agreement contains warranties, covenants and closing conditions that are customary for transactions of this type. In addition, the Company and the guarantors have agreed to indemnify the initial purchasers against certain liabilities arising from the transactions under the note purchase agreement, including liabilities under the federal securities laws. The note purchase agreement also contains customary contribution provisions.

The initial purchasers and their affiliates have from time to time provided various investment and commercial banking and financial advisory services to the Company and its affiliates for which they have received customary fees and commissions, and the initial purchasers and their affiliates may provide such services to the Company and its affiliates from time to time in the future, for which they would expect to receive customary fees and commissions.

Item 8.01. Other Events.

On January 17, 2023, the Company announced the pricing of the $500.0 million aggregate principal amount of notes described above. Pursuant to Rule 135c under the Securities Act, the Company is filing herewith the press release issued January 17, 2023 as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits. The following exhibit is being furnished herewith (furnished solely for purposes of Item 8.01 of this Form 8-K):

Exhibit No.	Description
99.1	Press release of the Company, relating to the new notes offering, dated January 17, 2023

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

January 17, 2023	/s/ Michael L. Battles
Executive Vice President and Chief Financial Officer

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